EXHIBIT 99.1

                                    SUNBEAM

FOR IMMEDIATE RELEASE
---------------------

             SUNBEAM CFO HAS ACCEPTED POSITION WITH ANOTHER COMPANY

                SUNBEAM HAS IDENTIFIED QUALIFIED CFO CANDIDATES;
                        FINAL SELECTION PROCESS HAS BEGUN

       CEO JERRY LEVIN THANKS FORMER CFO BOBBY JENKINS FOR CONTRIBUTION TO
                  EFFORTS TO COMPLETE SUNBEAM'S REORGANIZATION


BOCA RATON, FLORIDA, OCTOBER 16, 2002 - Sunbeam Corporation announced today that Chief Financial Officer Bobby G. Jenkins has accepted a position with Panavision, Inc. Sunbeam is actively engaged in an executive search for a new CFO. Several highly qualified candidates have been identified by the Company, and the final selection process has begun.

Jerry W. Levin, Chairman and Chief Executive Officer of Sunbeam, said, "I want to thank Bobby for his dedication to Sunbeam and his hard work over the last five years under very difficult circumstances. Bobby has been an invaluable resource in our efforts to restructure Sunbeam's operations and finances, including his tremendous contribution to our plan of reorganization. Everyone here at Sunbeam respects Bobby's financial expertise and leadership, and we wish him and his family all the best for the future.

"Our search for a replacement to take over as CFO of Sunbeam is already well underway. We have narrowed the field of candidates to a few highly qualified and experienced executives," Mr. Levin continued. "We expect to appoint a new member to the senior management team within a short time to ensure that Sunbeam continues to make steady progress in building a stronger, more competitive business for the future."

SUNBEAM CORPORATION is a leading consumer products company that designs, manufactures and markets, nationally and internationally, a diverse portfolio of consumer products under such world-class brands as Coleman(R), Sunbeam(R), Oster(R), Mr. Coffee(R), Health o meter(R), Grillmaster(R), First Alert(R), Campingaz(R) and Coleman Powermate(R).

Media Contact:

Mark Baker
212-484-7780
mbaker@rlmnet.com